Attached as Exhibit

                                                                      Exhibit 21
               List of Subsidiaries of Monocacy Bancshares, Inc.

                                State of                Owned                       Percentage
 Name                         Incorporation              By                         Ownership
 ----                         -------------             -----                       ----------
 Taneytown Bank
 & Trust Company                Maryland        Monocacy Bancshares, Inc.              100%

 TBT Investments, Inc.          Delaware        Taneytown Bank & Trust Company         100%

 TBT Insurance, Inc.            Maryland        Taneytown Bank & Trust Company         100%

 TBT Title Holdings,
 Inc.                           Maryland        Taneytown Bank & Trust Company         100%

 TBT Title I, Inc.              Maryland        TBT Title Holdings, Inc.               100%

 TBT Title II, Inc.             Maryland        TBT Title Holdings, Inc.               100%

 TBT Title III, Inc.            Maryland        TBT Title Holdings, Inc.               100%

 TBT Title IV, Inc.             Maryland        TBT Title Holdings, Inc.               100%

 TBT Title V, Inc.              Maryland        TBT Title Holdings, Inc.               100%


                                       17